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                                                                    EXHIBIT 21.1

                                   SCHEDULE A

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Teekay Offshore Operating GP L.L.C.         TK Nordic Holdings Inc. (MI)

Teekay Offshore Operating L.P.              Nordic Apollo L.L.C. (MI)

Norsk Teekay Holding Ltd. (Marshall         KS Nordic Apollo AS* (Norway)
Islands, or "MI")
                                            SUST III DA* (Norway)
Teekay European Holdings SARL
(Luxembourg)                                Teekay Offshore Australia Trust (MI)

Teekay Netherlands European Holdings        Pattani Spirit L.L.C. (MI)
 BV (Netherlands)
                                            Stena Spirit L.L.C. (Isle of Man)*
Norsk Teekay AS (Norway)
                                            Nordic Rio L.L.C. (MI)*
Teekay Norway AS (Norway)

Ugland Nordic Shipping AS (Norway)

PARTREDERIAVTALE for P/R STENA
UGLAND Shuttle Tankers I DA (or
"SUST I DA")* (Norway)

SUST II DA* (Norway)

Navion Offshore Loading AS (Norway)

Teekay Navion Offshore Loading Pte.
Ltd. (Singapore)

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* Shared Ownership